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                                                        Exhibit C

                  NEES GLOBAL TRANSMISSION, INC.
                     Statement of Cash Flows
          For the Twelve Months Ended December 31, 1997
                (Unaudited, Subject to Adjustment)
                      (thousands of dollars)

Operating Activities:

 Net loss                                                       $(3,839)
 Adjustments to reconcile net loss to net cash
   provided by operating activities:
   Deferred income taxes                                            (51)
   (Increase)/decrease in accounts receivable                       564
   (Increase)/decrease in prepayments                               866
   Increase/(decrease) in accounts payable                         (539)
   Increase/(decrease) in accrued taxes                              76
                                                                -------
Net cash used in operating activities                           $(2,923)
                                                                =======

Investing Activities:

 Investment in Underwater Divers Unlimited, Inc.                $(1,000)
 Investment in Nexus, Inc.                                       (1,400)
 Investment in HydroServ Group, LLC                                 (22)
 Investment in AllEnergy Marketing Co., LLC                        (163)
                                                                -------
Net cash used in investing activities                           $(2,585)
                                                                =======
Financing Activities:

 Subordinated notes payable to parent-issues                    $ 5,625
                                                                -------
Net cash provided by financing activities                       $ 5,625
                                                                =======
Net increase/(decrease) in cash and cash
 equivalents                                                    $   117
Cash and cash equivalents at beginning of period                    181
                                                                -------
Cash and cash equivalents at end of period                      $   298
                                                                =======